EXHIBIT 10.1

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (this “Agreement”) is made and entered into as of June 18, 2010, by and among Blacksands Petroleum, Inc., a Nevada corporation (the “Company”), and each of the investors listed on Schedule A hereto (the “Purchasers”).

WHEREAS, the Company wishes to sell and each of the Purchasers desires to purchase convertible promissory notes in two or more tranches convertible into shares of the Company’s Equity Securities sold in the Equity Sale (as such terms are defined in the Notes).

WHEREAS, the first tranche of the Notes (as defined below) shall be in the aggregate principal face amount of $1,000,000 (the “First Tranche”), and the subsequent tranches of the Notes shall be in the aggregate principal face amount of no less than $500,000 each (the “Subsequent Tranches”).

WHEREAS, the aggregate principal face amount of the Notes issued in the First Tranche and Subsequent Tranches shall be $2,500,000, which shall occur no later than June 30, 2010.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Authorization of the Notes.  The Company will have authorized, on or before the Initial Closing (as defined herein), the issuance and sale of convertible promissory notes up to an aggregate principal amount of $2,500,000.00 substantially in the form attached hereto as Exhibit A (collectively, the “Notes”).

2.           Sale and Purchase of Notes.  Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company from time to time:  the principal amount of Notes set forth opposite the name of each such Purchaser on Schedule A attached hereto.  Each Note shall be convertible into shares of the Company’s equity securities pursuant to Section 7.1 below.

3.           Closing Date; Delivery and Payment.

(a)      Initial Closing.  The initial purchase and sale of the Notes (the “Initial Closing”) shall take place at 800 Bering, Suite 250, Houston, Texas 77057 on June 18, 2010 at 11am Central Standard Time, on or about the date hereof, or as soon as practicable thereafter (the “Initial Closing Date”).  At the Initial Closing, each Purchaser will cause the delivery to the Company of payment in full for such Purchaser’s Note in the amount set forth on Schedule A hereto, which payment shall be made via wire transfer or bank or cashier’s check.  At the Initial Closing, the Company will deliver to each Purchaser a duly executed Note in the principal amount set forth opposite such Purchaser’s name in the column labeled “Promissory Note Amounts (First Tranche)” on Schedule A hereto.

(b)      Subsequent Closing.  The Company and the Purchasers shall close the sale of such additional Notes in the aggregate principal face amount equal to $1,500,000 (excluding the Notes sold at the Initial Closing) at one or more closings occurring on a date to be determined by the Company and Purchasers which shall be no later than June 30, 2010 (the “Subsequent

Closings”).  At each Subsequent Closing, each Purchaser will cause the delivery to the Company of payment of no less than $500,000 for such Purchaser’s Note to satisfy some or all of the amount set forth opposite such Purchaser’s name in the column labeled “Remaining Aggregate Promissory Note Amounts (Subsequent Tranches)” on Schedule A hereto, which payment shall be made via wire transfer or bank or cashier’s check.  At the Subsequent Closing, the Company will deliver to each Purchaser a duly executed Note in the principal amount equal to such payment by such Purchaser.

4.           Definitions.  Unless the context otherwise requires, the terms defined in this Section 4 shall have the meanings herein specified for all purposes of this Agreement.

“Articles” means the Articles of Incorporation of the Company attached hereto as Exhibit C.

“Commission” means the Securities and Exchange Commission.

“Exchange Act Reports” means the reports on Form 10-Q, Form 8-K and Form 10-K required to be filed by the Company pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended.

“Material Adverse Effect” shall mean a material adverse effect upon the business, operations or condition (financial or otherwise) of the Company, or a material adverse effect that otherwise renders the Company unable to perform its ongoing obligations.

“Person” means any natural person, corporation, limited liability company, association, partnership (general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

5.           Representations and Warranties by the Company.  Except as disclosed on the Disclosure Schedule to this Agreement (the “Disclosure Schedule”), the Company represents and warrants to the Purchasers that:

(a)      Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted.  The Company has no subsidiaries or direct or indirect equity interest in any other Person, except as shown in the Company’s Exchange Act Reports filed with the Commisssion.  The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(b)      Articles.  As of the date of the Closing, the effective articles of incorporation of the Company shall be in the form set forth in Exhibit C to this Agreement.

(c)      Notes.  The Notes, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6.2 hereof.  The shares of Equity Securities issuable upon conversion of the Notes, when issued upon such conversion or exercise, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6.2 hereof.

(d)      Securities Laws.  Based in part upon the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes, other than the qualifications and filings under certain applicable state securities laws, which qualifications and filings have been or will be effected as a condition of such sales or conversions.  The Company has not, directly or through an agent, offered the Notes or any similar securities for sale to, or solicited any offers to acquire such securities from, Persons other than the Purchasers and other accredited investors.  Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Notes will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.  The shares of the Company’s Equity Securities issuable upon conversion of the Notes will be issued in compliance with all applicable federal and state securities laws.

(e)      Corporate Acts and Proceedings.  The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of the Company, its officers, directors and shareholders and this Agreement has been duly executed and delivered by an authorized officer of the Company.  This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.  The requisite corporate action necessary to the authorization, creation, issuance, execution and delivery of the Notes has been taken by the Company, its officers, directors and shareholders.

(f)      Litigation.  There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or any officer or director of the Company relating to their duties under such position in the Company, or the Company’s properties, assets or business, or that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, and neither the Company nor any of its officers is aware of any facts that might result in or form the basis for any such action, suit or other proceeding.  The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

(g)      Capital Stock. Immediately prior to the Closing, the authorized capital stock of the Company shall consist of 300,000,000 shares of Common Stock, of which 44,854,700 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which no shares are issued and outstanding.  The Company has reserved 6,000,000 shares of common stock for issuance pursuant to the exercise of stock options granted under its 2008 Stock Option Plan, as amended, of which options to purchase 0 shares are currently outstanding.  Except for such outstanding options, no person holds or is entitled to any outstanding subscriptions, warrants, options, calls, convertible securities, commitments of sale or similar rights to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable for, the capital stock of, or other ownership interest in, the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any capital stock or by a director of the Company.

(h)      No Conflict.  Neither the authorization, execution, delivery or performance of, or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, (a) result in any breach of, constitute a default under or result in the imposition of any pledges, liens, encumbrances or restrictions upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or affected or (b) violate its articles of incorporation or its bylaws.

(i)      Title.  The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and (ii) where the failure to have such title in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  The Company has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except for such noncompliance or ineffectiveness which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j)      No Brokers or Finders.  No Person has, or will have, as a result of any acts or omission of the Company, any rights, interest or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.  The Company will indemnify and hold the Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable by the Company in connection with the transactions contemplated by this Agreement.

6.           Representations and Warranties of the Purchasers; Restrictions on Transfer.

(a)      Representations and Warranties of the Purchasers.  Each Purchaser represents and warrants that:

(a)           The Notes being acquired by such Purchaser hereunder are being purchased for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.  Such Purchaser understands that the Notes have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to

Section 4(2) thereof, and that the reliance of the Company and others upon this exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission and that in any event such Purchaser may not sell the Notes pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the Notes.

(b)           The principal office or residence of such Purchaser is the address set forth on Schedule A attached hereto. Such Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser.  Such Purchaser has had access to all of the Company’s material books and records and the Company has made available to such Purchaser at a reasonable time prior to execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information as may be necessary to verify the accuracy of information furnished to such Purchaser by the Company.

(c)           This Agreement has been duly authorized by the requisite action of such Purchaser and has been duly executed and delivered by such Purchaser, and is a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.  No approval of or consent of any Person is or was required to be obtained by such Purchaser for the authorization or execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)           No Person has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.  Such Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

(b)      Restrictions on Transfer.

(a)           In addition to any legends required under state securities laws, each certificate or agreement representing the Notes and the Equity Securities shall be endorsed with substantially the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO

THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.

Upon the conversion of any of the Notes, unless the a transfer of the securities issuable upon conversion of the Notes (the “Conversion Stock”) being made pursuant to a registration under the Securities Act, substantially the same legend shall be endorsed on the certificate evidencing such Conversion Stock.

(b)           Any legend endorsed on a certificate evidencing Notes pursuant to Section 6.2(a) hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of the Notes, if the Notes are being disposed of pursuant to a registration statement under the Securities Act.

(c)           Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for (i) a transfer by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, (ii) a transfer by a Purchaser that is an LLC to a member of such LLC or to the estate of any member, (iii) the transfer by gift, will or intestate succession of any Purchaser to his or her spouse or to the siblings, lineal descendants or ancestors of such Purchaser or his or her spouse, or a trust primarily for the benefit of such persons, (iv) the transfer by a Purchaser to a corporation, limited liability company or limited partnership, at least 80% of the equity interests of which are owned by such Purchaser, or (v) the transfer by a Purchaser to an affiliate of or successor trustee to such Purchaser; provided, that in each of the foregoing, such transfer is made in accordance with all applicable laws and the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

7.           Covenants of the Company.

(a)      Reservation.  At all times during which Obligations (as defined in the Note) remain outstanding under any Note, the Company shall reserve, out of its authorized and unissued capital stock, an adequate number of shares of Common Stock or Equity Securities (as defined in the Note), and shares of common stock into which the Common Stock or Equity Securities are convertible or exchangeable (if such Common Stock or Equity Securities are so convertible or exchangeable), to provide for such conversion or exchange.  If at any time the number of authorized but unissued shares of capital stock shall not be sufficient to enable the conversion of the Notes into Common Stock or Equity Securities, and the shares of Common Stock into which the Common Stock or Equity Securities are convertible or exchangeable, in accordance with the terms hereof, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of capital stock to such number of shares of capital stock as shall be sufficient for such purpose; and

(b)      Due Issuance. All shares, when issued in accordance with the terms of the Notes and any applicable investment agreement, shall be duly authorized and issued, fully paid and nonassessable shares, and shall be free of all pledges, liens and encumbrances other than restrictions on transfer under the applicable investment agreement and the applicable federal and state securities laws.

8.           Conversion of Notes; Events of Default.

(a)      Conversion.  The Notes shall be convertible upon the terms and conditions set forth in the Notes.

(b)      Mechanics of Conversion.  Upon conversion of the Notes pursuant to their terms, (a) the principal amount of the Notes, together with any interest thereon, automatically shall be converted as provided herein; (b) the Purchasers shall deliver the Notes to the Company for cancellation; and (c) this Agreement and the Notes shall immediately become null, void, and of no further force and effect regardless of their delivery to and receipt by the Company.

(c)      No Fractional Shares.  No fractional shares shall be issued upon the conversion of the Notes.  If the conversion of the Notes results in any fraction of a share, the Company shall make payment in cash for such fractional interest, calculated on the basis of the Sales Price per full share, or as may be adjusted pursuant to the terms hereof.

(d)      No Prepayment.  The Company may prepay the Notes in accordance with its terms.

(e)      Repayment upon Maturity.  The aggregate principal amount of the Notes, together with any interest accrued thereon, shall be due and payable on the Maturity Date (as defined in the Notes).

(f)      Repayment of Notes upon Liquidation.  Notwithstanding the foregoing, in the event of (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, merger or sale of all or substantially all of the assets of the Company, or (c) any transfer of more than fifty percent (50%) of the voting power of the Company, in each case prior to the earlier of the consummation of the Equity Sale (as defined in the Note) or the Maturity Date, and in each case, other than involving a transaction with a Person who controls, is controlled by or is under common control with the Company, the Purchasers shall be entitled to receive in cash upon such event the principal amount accrued under the Notes plus the amount of any interest accrued on the Notes.

9.           Miscellaneous.

(a)      Waivers and Amendments.  With the written consent of the record holders of a majority of the outstanding aggregate principal amount of the Notes, the obligations of the Company under the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations created hereunder or thereunder.

(b)      Notices.  All notices, requests, consents and other communications required hereunder shall be in writing and shall be personally delivered, sent by delivery service or mailed

(in either case with 3-day delivery guaranteed), to the addresses listed below, or at such other address as the Company or the Purchasers may specify by written notice:

To the Company: 25025 I-45N, Suite 410, The Woodlands, Tx 77380	With copies to: Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104 Attention: Kimberley Anderson
To the Purchasers:	The addresses listed on Schedule A attached hereto

Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail or delivery service, when received.

(c)      Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchasers, and the sale and purchase of the Notes and payment therefor.  All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

(d)      Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto but shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of Notes only to the extent herein specifically provided.

(e)      Assignability.  This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the other parties, except that, upon notice to the Company, any Purchaser may assign this Agreement to an entity which, directly or indirectly, is controlled by or is under common control with such Purchaser.

(f)      Amendment.  This Agreement may not be amended, changed, modified or discharged, except by a writing signed by the Company and the Purchasers holding a majority of the outstanding principal amount of the Notes issued pursuant hereto.

(g)      Expenses.  The Company will pay its own respective fees and expenses and will pay, promptly following the Closing, but in any event no later than five business days following the Closing, the reasonable expenses incurred by the Purchasers and no more than one counsel acting on behalf of such Purchasers in connection with this Agreement and the sale and purchase of the Notes and the other transactions described in and contemplated by this Agreement.

(h)      Severability.  If any provision contained herein is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however, if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision will be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

(i)      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(j)      Choice of Law.  It is the intention of the parties that the internal laws of the State of Nevada, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(k)      Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Bridge Loan Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

Blacksands Petroleum, Inc. By: /s/ Mark Holcombe Name: Mark Holcombe 6-18-10 Title: Acting CFO and Director

IN WITNESS WHEREOF, the parties have caused this Bridge Loan Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

TALRAS OVERSEAS SA

By:	/s/ Carlo Civelli
Carlo Civelli

SCHEDULE A

Investor	Address	Promissory Note Amount (1st Tranche)	Remaining Aggregate Promissory Note Amount (Subsequent Tranches)
Talras S.A.	Talras Overseas S.A. 53rd E Street, Marbella Panama, Rep. of Panama	$1,000,000	$1,500.000

Total		$1,000,000	$1,500,000

EXHIBIT A

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE PAYOR OF AN APPLICABLE EXEMPTION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

$1,000,000.00	Promissory Note No. 1

FOR VALUE RECEIVED, Blacksands Petroleum, Inc. a Nevada corporation (the “Company”), hereby promises to pay to Talras S.A. (“Payee”), the principal sum of ONE MILLION DOLLARS ($1,000,000.00) (“Principal”), or so much thereof as may be outstanding from time to time, together with interest thereon as set forth herein (this “Note”).  The Company, the Payee [and certain other parties] have entered into that certain Note Purchase Agreement dated June 18, 2010 (the “Bridge Loan Agreement”), relating to a bridge financing of the Company involving the issuance of unsecured promissory notes in an aggregate principal amount not to exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in two or more tranches, the first equal to One Million and 00/100 Dollars ($1,000,000.00) (the “First Tranche”), and the subsequent tranches no less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) each (the “Subsequent Tranches”).  [This Note is one of several unsecured promissory notes being issued by the Company on the date hereof in connection with the Bridge Loan Agreement.]  This Note and the other unsecured promissory notes issued pursuant to the Bridge Loan Agreement are collectively referred to herein as the “Bridge Notes.”  Each of the Bridge Notes issued at the closing of the First Tranche and at the closing of the Subsequent Tranches shall be identical to the other Bridge Notes issued at such closings except with respect to the principal amount and the name of the holder.  Unless prepaid or converted, the Accreted Principal Amount (as hereinafter defined), together with all accrued and unpaid interest thereon, shall be due and payable on June 30, 2011 (the “Maturity Date”).  This Note shall bear interest at a rate of 6.0% per annum payable together with principal at maturity.

This Note is issued pursuant to, and is entitled to the benefits of the provisions of the Bridge Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Bridge Loan Agreement.

SECTION 1.   Terms

1.1      Interest Rate.  The Accreted Principal Amount (as hereinafter defined) upon this Note shall bear interest at the rate of six percent (6.0%) per annum, which amount shall, at the option of the Borrower, be payable either (i) in cash, or (ii) by adding such interest to the Accreted Principal Amount in any case on the last day of each month, in arrears, and on the final maturity hereof (the “PIK Amount”) (together the “Aggregate Interest”).  Interest on this Note shall accrue from [the date of issuance][the date of issuance of the final Bridge Note issued pursuant to the Bridge Loan Agreement]  until repayment of the Accreted Principal Amount and payment of all accrued interest in full.  All interest due hereunder shall be computed on the per annum basis of a month of 30 days and a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.  Notwithstanding anything to the contrary, upon the final maturity of this Note and at all times thereafter, all interest on the Accreted Principal Amount of this Note shall be paid in cash upon demand, unless converted pursuant to the terms of this Note.  At any time, the outstanding principal amount of this Note, including all PIK Amounts added thereto through such time, is referred to in this Note as the “Accreted Principal Amount”.

1.2      Payment Date.  The Company agrees that the Accreted Principal Amount of this Note, together with all interest accrued and unpaid thereon (such Accreted Principal Amount and accrued but unpaid interest, the “Obligations”), shall be due and payable at the earliest of: (i) the Maturity Date; or (ii) the closing date of an investment or series of related investments in equity securities of the Company (“Equity Securities”) in an aggregate amount of at least $10 million (such sale or series of sales, an “Equity Sale,” and with such dollar threshold calculated by also including the Accreted Principal Amount and interest outstanding under this Note and all notes issued pursuant to the Bridge Agreement, if such securities are exchanged, converted or otherwise re-priced (whether by way of stock dividend, stock split, or other form of recapitalization) in such Equity Sale). For the avoidance of doubt, such dollar amount threshold shall not include the value of any other common stock that may be exchanged for or converted into Equity Securities.

1.3      Prepayment.  The Company may prepay such principal and interest to the holders of the outstanding Bridge Notes on a pro rata basis.

1.4      Repayment of Promissory Note upon Liquidation.  Notwithstanding the foregoing, in the event of (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, merger or sale of all or substantially all of the assets of the Company, or (c) any transfer of more than fifty percent (50%) of the voting power of the Company, in each case prior to the earlier of the consummation of an Equity Sale or the Maturity Date, and in each case, other than involving a transaction with a Person who controls, is controlled by or is under common control with the Company, the Payee shall be entitled to receive in cash upon such event the Accreted Principal Amount of this Note, together with all interest accrued and unpaid thereon.

1.5      Priority.  This Note shall be subordinated in all respects (including right of payment) to all other indebtedness of the Company, now existing or hereafter owing, to banks and other such financial institutions.

SECTION 2.   Convertibility

2.1      Upon Equity Sale.  In the event this Note becomes due upon an Equity Sale pursuant to clause (ii) of Section 1.2 hereof, on the closing date of such Equity Sale, all of the then outstanding Obligations due under this Note shall be converted automatically into shares of Equity Securities; provided, the Company has executed an investment agreement or any other agreements with Payee in form and substance substantially similar to that to be entered into with any other purchaser of Equity Securities sold by the Company in the Equity Sale, the similarity of such agreements to include, but not be limited to, any rights (including, but not limited to, pre-emptive rights, registration rights, co-sale rights, rights of first refusal and other similar rights), warrants, options, or similar consideration, and with such agreements containing rights no more or less favorable, and restrictions no more or less burdensome, than those entered into with such other purchasers.  For purposes of conversion upon an Equity Sale, the parties hereto acknowledge that such conversion shall extinguish all Obligations hereunder and the conversion price per share for the shares of Equity Securities purchased by Payee pursuant to conversion of this Note shall be equal to the lowest effective per share price paid by any holders of Equity Securities in the Equity Sale (whether such purchase price is paid by way of cash purchase, or conversion or exchange of previously issued securities of the Company).  In lieu of issuing fractional shares, the Company shall pay all of the cash value of any fractional interest to Payee.

2.2      No Impairment.  Without limiting or altering the provisions or obligations of the Company under this Note or the Bridge Loan Agreement, the Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it pursuant to this Note and the Bridge Loan Agreement and shall at all times in good faith assist in the observance or performance of any of the terms to be observed or performed by it pursuant to this Note and the Bridge Loan Agreement.

SECTION 3.   Events of Default

3.1      Events of Default.  The unpaid Accreted Principal Amount of this Note, together with all interest accrued and unpaid thereon, shall become immediately due and payable without any action on the part of the holder thereof upon the happening of any of the following events (each, an “Event of Default”):

(a)      the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, or relief of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian trustee, or other similar official for it or for any substantial part of its property;

(b)      the Company shall default on the payment of the Obligations when and as the same become due and payable, and such default shall have continued uncured for a period of three business days after such payment becomes due and payable; or

(c)      the Company shall default in the due performance or observance of any other expressed or implied covenant, agreement or provision of this Note or the Bridge Loan Agreement and such default shall have continued uncured for a period of thirty (30) days after written notice thereof to the Company from the holder of any outstanding Promissory Note.

SECTION 4.   Miscellaneous

4.1      Benefit of Promissory Note.  This Note shall be binding upon, and shall inure to the benefit of and be enforceable by, Payee and its successors and assigns.  All of the covenants and the agreements contained in this Note by or on behalf of the Company are binding on the

Company’s successors and assigns, whether by consolidation, merger, transfer or license of all or substantially all of the property of the Company.

4.2      Costs.  The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event this Note is not paid in full by the date required in Section 1, the Company shall pay all of Payee’s costs of collection, including but not limited to, all reasonable attorneys’ fees and legal expenses (“Costs”).

4.3      Amendment.  This Note may not be amended, changed or modified, except by a writing signed by the Company and the Purchasers holding a majority of the outstanding principal amount of the Notes issued pursuant to the Bridge Loan Agreement (the “Majority Purchasers”); provided, however, that no amendment, change or modification respecting this Note may be made by the Majority Purchasers without the consent of the Payee unless a comparable amendment, change or modification is made respecting all of the Notes issued pursuant to the Bridge Loan Agreement. Any amendment, change or modification to this Note shall apply equally and be binding upon all of this Notes issued pursuant to the Bridge Loan Agreement.  Except as otherwise provided in this Note, this Note may not be discharged, nor shall the principal amount or interest be amended, changed or modified, without the written consent of the Company and the Payee of this Note. This Section 4.3 may not be amended, changed or modified, except by a writing signed by the Company and all of the Purchasers that are a party to the Bridge Loan Agreement.

4.4      Governing Law and Construction.  This Note shall be construed in accordance with and governed by the laws of the State of Nevada.  Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto.  In the event of any conflict with, between or among the provisions of this Note or any other statement, instrument, or transaction contemplated or relating hereto those provisions giving Payee the greater right shall govern.

IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note as of the date first above written.

Blacksands Petroleum, Inc. By: /s/ Mark Holcome Name: Mark Holcombe 6-18-10 Title: Acting CFO and Director